Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2/A pertaining to 5,769,930 shares of Aprecia, Inc. common stock of our report dated September 28, 2006; except with respect to Note 9, as to which the date is October 31, 2006 on the financial statements of Aprecia, Inc. for the year ended June 30, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
December 27, 2006